                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section
                  14(a) of the Securities Exchange Act of 1934

                             Filed by Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

                               CNET NETWORKS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    BOARD OF DIRECTORS OF CNET NETWORKS, INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined)

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total Fee Paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                               CNET NETWORKS, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------


                               DATE: June 12, 2002
                           TIME: 9 A.M., Pacific Time
                           PLACE: CNET Networks, Inc.

                                235 Second Street
                         San Francisco, California 94105

As a stockholder of CNET Networks, Inc., you are hereby given notice of and invited to attend, in person or by proxy, the Annual Meeting of Stockholders, at which the following matters will be voted on:

1.       Election of two directors;

2. The amendment of the company's stock option plans to permit the exchange of options having a strike price greater than $12.00 for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options;

3.       Ratification of the appointment of our independent auditors for 2002;
         and

4. Any other matters properly brought before the stockholders at the meeting.

Each of these matters is described in more detail in the proxy statement attached to this notice.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE
                   PROPOSALS OUTLINED IN THE PROXY STATEMENT.

Stockholders of record as of the close of business on May 1, 2001 are entitled to notice of and to vote at the meeting. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

                                              By Order of the Board of Directors


                                              /s/ SHELBY W. BONNIE
                                              ----------------------------------
                                              Shelby W. Bonnie,
                                              Chairman of the Board and
                                              Chief Executive Officer



San Francisco, California
May 2, 2002

                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----
General Information About Voting..................................................3
Proposals You May Vote On.........................................................5
     Proposal No. 1 - Election of Directors.......................................5
     Proposal No. 2 - Amendment of Stock Option Plans.............................6
     Proposal No. 3 - Ratification of Selection of Independent Auditors..........10
Stock Ownership of Principal Stockholders and Management.........................10
Information About Executive Officers and Directors...............................12
Meeting Attendance and Committees of Board.......................................14
Audit Committee Report...........................................................15
Executive Compensation...........................................................16
Other Information................................................................20

                        GENERAL INFORMATION ABOUT VOTING

General

This proxy statement has information about the annual meeting and was prepared by the company's management for the board of directors. This proxy statement is being mailed to stockholders on or around May 8, 2002.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date, May 1, 2002. A total of 138,770,155 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock that you hold.

What shares are included on the proxy card?

The shares on your proxy card represent ALL of your shares of common stock that you hold directly (ie, not in "street name" through a broker, bank or other nominee). If you do not return your proxy card, your shares will not be voted.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares. The instructions set forth below apply to record holders only.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the three director nominees and FOR each of the other proposals to be considered at the meeting.

The proxies for the stockholders are Shelby Bonnie and Sharon Le Duy. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

What may I vote on?

         1. The election of Mitchell Kertzman and Randall Mays as directors;

         2. The amendment of the company's stock option plans to permit the exchange of options having a strike price greater than $12.00 for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options; and

         3. The ratification of the appointment of KPMG LLP as our independent auditors for 2002.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends a vote FOR each of the proposals.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card, by personally appearing at the annual meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless notice of such revocation has been received by us at or prior to the annual meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

How are votes counted?

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

What is a "quorum"?

A "quorum" is a majority of the shares of common stock outstanding on the record date. A quorum must be present either in person or represented by proxy for the annual meeting to be held. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained.

How many votes are required to approve the proposals?

The election of directors will be decided by a plurality of the votes cast at the annual meeting. All other matters will be decided by a majority of votes cast.

Who will count the vote?

Georgeson Stockholder will count the votes and act as the inspector of election.

Who pays for this proxy solicitation?

CNET Networks, Inc.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Georgeson Stockholder and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

         1. as needed to permit Georgeson Stockholder to tabulate and certify the vote;

         2.       as required by law; or

         3. in limited circumstances such as a proxy contest in opposition to the board of directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.


********************************************************************************


                            PROPOSALS YOU MAY VOTE ON

                                      ****

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Two persons, Mitchell Kertzman and Randall Mays, each of whom is currently a Class III Director, are proposed to be re-elected as Class III Directors at the annual meeting. If elected, each of these directors will hold office until the annual meeting of stockholders in the year 2005 or until his successor is duly elected and qualified.

General Information About Nominees. Each of the nominees is currently a director. Each has agreed to be named in this proxy statement and to serve as a director if elected. For information regarding each of the nominees for Class III Director, see "Information About Executive Officers and Directors."

Vote Required. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting.

Nominations. At the annual meeting, we will nominate Messrs. Kertzman and Mays as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

Other nominations for election to the board may be made by the board, a nominating committee appointed by the board or by any stockholder that has been the beneficial owner of at least $1,000 of common stock for at least one year. Nominations made by stockholders for next year's annual meeting must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 31, 2002.

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

********************************************************************************

                                  PROPOSAL TWO

   THE AMENDMENT OF THE COMPANY'S STOCK OPTION PLANS TO PERMIT THE EXCHANGE OF
            OPTIONS HAVING A STRIKE PRICE GREATER THAN $12.00 FOR A
               LESSER NUMBER OF NEW OPTIONS TO BE GRANTED AT LEAST
                  SIX MONTHS AND ONE DAY FROM THE CANCELLATION
                           OF THE SURRENDERED OPTIONS

INTRODUCTION

After careful consideration, the Board of Directors has determined that it would be in the best interests of the company and its stockholders to conduct a stock option exchange program. Under the program, employees will be offered the opportunity to exchange their stock options that have a strike price greater than $12 for a lesser number of options to be issued at least six months and a day from the cancellation of the surrendered options.

Stock options are a critical component of employee compensation. They encourage our employees to act as owners, which helps to align their interests with those of stockholders. We grant stock options to motivate and reward our employees for profitable growth and to encourage them to continue their employment with us.

Like other companies in the technology industry, our stock experienced a steep and rapid increase in 1998 and 1999. And like other companies in the industry, our stock declined in 2000 and 2001, following the overall market and, for our company in particular, as a result of the slowdown in technology advertising, which comprises the majority of our revenues.

As a result of the extreme volatility in our industry, we have many stock options with exercise prices significantly higher than the current stock price. As a result, a significant number our options are no longer effectively providing the employee motivation and retention that they were intended to provide.

In 2001, we took steps to significantly reduce our cost structure in order to better position ourselves for growth and profitability, including through the elimination of positions representing approximately 30% of our workforce. An option exchange program would provide an opportunity to motivate and reward our employees for their role in achieving future growth. By realigning the exercise prices of previously granted stock options with the current market price of our common stock, the program provides a great incentive for employees to create stockholder value.

We have structured the program to strike a balance between stockholder interests and those of our employees.

                  o Employees participating in the program will receive new options for a lesser number of shares then they surrender, with the ratios of surrendered options to replacement options varying from 1.5 to 1, to 3.5 to 1, depending on the exercise price of surrendered options.

                           This approach is designed to limit any dilution in your ownership and reduce the overhang represented by our outstanding options, which were equal to about 22%
                           of shares outstanding as of March 31, 2002. If 100% of eligible options are exchanged, the number of options outstanding would be reduced by 6.5 million options and outstanding options would then equal 17% of shares outstanding as of March 31, 2002 (not taking into account grants over the next six months to new employees).

                  o Employees may not exchange options that have a strike price less than $12.00 per share. As a result, more than half of our outstanding options are not eligible for exchange and thus will continue providing employees significant incentive and opportunity to create stock appreciation from recent prices ($3.80 as of May 1), during the six-month option exchange waiting period.

                  o Our named executive officers and directors will not be eligible to participate in the program.

Although your approval of the amendments to our option plans to permit the exchange program is not required by law, by any regulations or by the terms of the stock option plans, we believe that sound corporate governance dictates that the amendments not be implemented unless approved by you. We will not make these plan changes nor will we implement the program without your approval. If you do approve the amendments to the plans, we do intend to implement the exchange program.

BACKGROUND

Our general policy has been to grant options to employees at the time of their initial employment, to make annual grants of options to employees who are performing well, and to make additional grants of options from time to time to provide incentives or to reward extraordinary performance.

At the time an option is awarded, we specify the number of shares of common stock that can be purchased upon exercise of the option and the price per share which the employee must pay in order to exercise the option. We do not grant stock options with an exercise price less than the current trading price of our common stock.

As of March 31, 2002, options to purchase an aggregate of 30,130,542 shares of common stock were outstanding and another 2.4 million options were available for grant. Of those, approximately 11,700,000 were eligible for exchange under the exchange program. The exercise prices for these options are indicated in the following table:


                            Strike Price               Number of Options
                         ------------------            -----------------
                           $12.01 to $16.00                 1,555,233
                           $16.01 to $20.00                 4,357,587
                           $20.01 to $25.00                 2,248,832
                           $25.01 to $30.00                   827,496
                           Above 30.00                      2,715,845
                                                           ----------

                           Total shares eligible
                           for exchange                    11,704,993

Each of these options was granted under one of the following plans:

         o CNET Networks plans: Amended and Restated Stock Option Plan, Amended and Restated 1997 Stock Option Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan

         o Plans assumed in acquisitions: Ziff-Davis 1998 Incentive Compensation Plan, ZDNet 1998 Stock Option Plan, mySimon 1998 Stock Option Plan, Apollo Solutions, Inc. 2000 Stock Option Plan, 1999 Tech Republic Stock Option Plan

The shares of common stock for which the new options will be exercisable have been registered with the Securities and Exchange Commission.

The new options will generally be granted from the same option plan under which the surrendered options were originally granted. The terms and conditions of the new options will generally be identical to the surrendered options they replace except for the exercise price and the number of shares underlying the options, as more fully described below. All new options granted under the exchange program will be nonqualified stock options for U.S. federal income tax purposes.

DESCRIPTION OF STOCK OPTION EXCHANGE PROGRAM

Grant of New Options. Under the exchange program, our eligible employees may make a one-time election to cancel grants of stock options where the exercise price is higher than $12 and exchange them for a lesser number of new options. We expect that the offer to exchange options will commence on June 12, 2002 following the annual meeting, and that the options will be surrendered by July 3, 2002. The replacement options will be issued within 35 days of the date that is six months from the latest surrender date. Participation in the program is voluntary. To participate in the program, an employee must cancel all of the options in a single grant and must surrender any options granted in the six months preceding the offer.

Eligibility. The program is open to all of our United States employees and the employees of our participating subsidiaries. Our named executive officers are not, however, eligible to participate in the program. The program is also not available to our directors or any former employees. It is our intention to offer the program to employees in our international offices where it is feasible and practical to do so under local regulations.

Exchange Ratio. The exchange ratio for the program, i.e., how many current options an employee must surrender in order to receive one new option, was determined in a manner intended to minimize stockholder dilution.


                             Strike Price              Options Surrendered              New Options
                             ------------              -------------------              -----------
                           $12.01 to $16.00                   1.5                                1
                           $16.01 to $20.00                   2.0                                1
                           $20.01 to $25.00                   2.5                                1
                           $25.01 to $30.00                   3.0                                1
                           Above $30.00                       3.5                                1

Exercise Price of New Options. All new options will be granted with an exercise price equal to the closing price of our common stock on the date of the new grant, which will be within 35 days of the date that is six months from the surrender date.

Vesting of New Options. The replacement options may not be exercised until the date that is six months following the replacement grant, at which point they will immediately vest to the same extent that the options they replace would have been vested on that date had they not been surrendered.

Term of New Options. Each new option will have a term equal to the remaining term of the surrendered options it replaces.

Other Terms and Conditions of New Options. All of the other terms and conditions of the new options will generally be identical to the surrendered options they replace.

Implementation of the Stock Option Exchange Program. Your Board of Directors authorized the stock option exchange program in April 2002, upon the recommendation of its Compensation Committee, subject to your approval of the amendment to our option plans permitted the option exchange program. If you approve the amendment, immediately after the meeting, eligible employees will be offered the opportunity to participate in the program under an Offer of Exchange filed with the Securities and Exchange Commission and distributed to all eligible employees. Employees will be given a 20 day election period in which to accept the offer of the new options in exchange for the surrender of eligible options. The surrendered options will be cancelled on the last day of this election period. The new options will be granted within 35 days of the date that is six months following the cancellation of the old options.

Potential Modification to Terms to Comply with Governmental Requirements. The terms of the option exchange program will be described in a Tender Offer Statement on Schedule TO that will be filed with the Securities and Exchange Commission. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to modify the terms to comply with SEC comments. In addition, it is currently our intention to make the program available to our employees who are located outside of the United States, where permitted by local law and where it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in foreign countries to comply with the requirements of those countries.

Accounting Treatment. We have structured the program to comply with Financial Standards Accounting Board guidelines so that the Company will receive the same accounting treatment for the new options as it does for its current options. In other words, the program has been designed so that we will not be subject to variable accounting compensation charges against our earnings. If these guidelines change prior to implementation of the program, we will modify our program as necessary to ensure the same treatment.

U.S. Federal Income Tax Consequences. The exchange should be treated as a non-taxable exchange and no income for U.S. federal income tax purposes should be recognized by the employees or the Company upon the grant of the new options.

BENEFITS TO EMPLOYEES AND OFFICERS OF THE PROGRAM

Because the decision whether to participate in the stock option exchange program is completely voluntary, we are not able to predict who will participate or how may options any particular group of employees will elect to exchange.

Also, as previously stated, our named executive officers are not eligible to participate in the program. Since the named executive officers include all of our executive officers, no executive officer will be eligible for the exchange.

EFFECT ON STOCKHOLDERS

We are not able to predict the impact the program will have on your rights as a stockholder because we are unable to predict how many option holders will exchange their options or what the future market price of the Company's stock will be. The program was designed to be value neutral or even value positive to you, and to avoid the dilution in ownership that normally results when all options are exchanged on a one-for-one basis. There is a risk that employees will not see the option exchange program as a sufficient incentive to motivate and retain them as employees. Also, if the price of the company's stock rises after the new options are granted, then option holders will be more likely to exercise the new options than the current options and the exercises are likely to occur earlier. As additional shares of our common stock are issued upon option exercises, existing stockholders will be proportionately diluted.

PROPOSED PLAN AMENDMENTS

While none of the stock option plans expressly permits or prohibits this kind of exchange, as a matter of good governance we are seeking stockholder approval to specifically amend each plan to expressly permit the option exchange program to occur on a one-time basis.

The text of the proposed amendment is set forth in Annex A.

                      THE BOARD URGES STOCKHOLDERS TO VOTE
                        "FOR" THE OPTION EXCHANGE PROGRAM

********************************************************************************

                                 PROPOSAL THREE

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

KPMG LLP, independent certified public accountants, served as independent auditors for us for the fiscal year ended December 31, 2001 and reported on our financial statements. The board, upon the recommendation of the audit committee, has selected KPMG LLP as our independent auditors for fiscal year 2002 and recommends that the stockholders ratify this selection. The board has been advised that KPMG LLP has no relationship with us or our subsidiaries.

A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification is not required for the selection of KPMG LLP as our independent auditors for fiscal year 2002 because the board has responsibility for selection of our independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" THE RATIFICATION OF KPMG LLP
                           AS OUR INDEPENDENT AUDITORS

********************************************************************************


                               STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned (as of March 31, 2002) by:

         o each executive officer named in the Summary Compensation Table on page 16;

         o        each director;

         o each person who we know beneficially owns more than 5% of the common stock (based solely, in each case other than Mr. Bonnie, on Schedule 13D and Schedule 13F filings); and

         o        the directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is CNET Networks, Inc., 235 Second Street, San Francisco, California 94105.


          NAME AND ADDRESS OF                         AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF COMMON STOCK
           BENEFICIAL OWNER                                    OWNERSHIP(1)                   OUTSTANDING
Shelby W. Bonnie(2)                                                  10,821,290                        7.8
Daniel Rosensweig(3)                                                  1,113,300                          *
Douglas N. Woodrum(4)                                                   938,017                          *
Barry Briggs(5)                                                         455,851                          *
Art Fatum(6)                                                            307,505                          *
John C. "Bud" Colligan(7)                                               149,994                          *
Eric Hippeau(7)                                                          38,333                          *
Mitchell Kertzman(7)                                                     78,794                          *
Randall Mays(7)                                                          36,667                          *
Eric Robison(7)                                                          52,911                          *
Softbank America Inc.(8)                                             14,685,282                       10.6
MFS Investment Management(9)                                         12,851,401                        9.3
Capital Research and Management(10)                                  16,349,970                       11.8
All executive officers and directors as a                            12,879,362                        9.2
group (9 persons)
         *Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes options on warrants that are exercisable within 60 days of this proxy statement. Percentages for each person are based on the 138,770,155 shares outstanding at March 31, 2002. Shares issuable upon exercise of outstanding options and warrants are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Includes: 122,740 shares held by trusts for Mr. Bonnie's benefit; 58,000 shares issuable upon exercise of a warrant held by a partnership controlled by Mr. Bonnie; 2,673 shares issuable upon the conversion of CNET 5% Convertible Notes, and 208,833 shares subject to options that are exercisable within 60 days. Also includes 332,000 shares held by trusts for the benefit of Mr. Minor's descendants, of which Mr. Bonnie is trustee and as to which Mr. Bonnie disclaims beneficial ownership.

(3) Includes 1,091,335 shares subject to options that are exercisable within 60 days.

(4) Includes 60,150 shares issuable upon the conversion of CNET's 5% Convertible Notes and 811,107 shares subject to options that are exercisable within 60 days.

(5) Includes 451,318 shares subject to options that are exercisable within 60 days.

(6) Includes 6,683 shares issuable upon conversion of CNET's 5% Convertible Notes and 288,601 shares subject to options that are exercisable within 60 days.

(7) Includes only shares subject to options that are exercisable within 60 days.

(8) The address of Softbank America Inc. is 10 Langley Road, Suite 403, Newton Center, MA 02159.

(9) The address for MFS Investment Management is 500 Boyleston Street, Boston, MA 02116.

(10) The address for Capital Research & Management is 333 South Hope Street, Los Angeles, CA 90071.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and officers must file reports with the Securities and Exchange Commission indicating the number of shares of common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Each of the executive officers and directors received an annual option grant in 2001. Reports of these grants were not filed on a timely basis.

********************************************************************************


                              INFORMATION REGARDING
                        EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions of our executive officers and directors as of May 1, 2002. Their respective backgrounds are described following the table:

                  NAME                           AGE                        POSITION WITH COMPANY

Shelby Bonnie(1)                                 37           Chairman of the Board and Chief Executive Officer
Daniel Rosensweig                                41           Former President and former Director
Douglas Woodrum                                  44           Executive Vice President and Chief Financial Officer
Barry Briggs                                     46           President, U.S. Media
Art Fatum                                        49           President, International Media
John C. "Bud" Colligan(2)                        47           Director
Eric Hippeau(2)                                  48           Director
Mitchell Kertzman(3)                             53           Director
Randall Mays(3)                                  36           Director
Eric Robison(1)                                  42           Director


(1)      Class I Director (term expires in 2003)

(2)      Class II Director (term expires in 2004)

(3)      Class III Director (term expires at the annual meeting)

SHELBY BONNIE has served as Chief Executive Officer since March 2000 and has been a director since July 1993 and Chairman of the Board since November 2001. Mr. Bonnie also served as Chief Financial Officer from July 1993 until December 1997 and as Executive Vice President and Chief Operating Officer from July 1993 until March 2000. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York based investment managing firm, Lynx Capital, a private equity fund, and in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

DANIEL ROSENSWEIG served as President of CNET Networks and was a member of the Board of Directors from the October 2000 acquisition of ZDNet until his resignation on April 24, 2002 to become Chief Operating Officer of Yahoo! Inc. Prior to the merger, Mr. Rosensweig had been Chief Executive Officer of ZDNet since January 1999 and President of ZDNet from 1997 to July 2000. From 1996 to 1997, Mr. Rosensweig served as Executive Vice President of ZD Inc.'s Internet Publishing Group. From 1995 to 1996, Mr. Rosensweig was Vice President and Publisher of PC Magazine and from 1994 to 1995 was Publisher of PC Magazine. After joining Ziff-Davis, Inc. in 1983, Mr. Rosensweig held a number of positions, including Associate Publisher positions for PC Magazine, Computer Shopper and PC Source.

DOUGLAS WOODRUM joined CNET Networks as Executive Vice President and Chief Financial Officer in December 1997. He served as director of the company from December 1997 until October 2000. Prior to joining CNET Networks, Mr. Woodrum served as Executive Vice President and Chief Financial Officer of Heritage Media Corporation, a diversified media company that he helped found in 1987.

BARRY BRIGGS became President of CNET Networks Media upon the October 2000 acquisition of ZDNet. Prior to the merger, Mr. Briggs had been President of ZDNet since July 2000 and Executive Vice President of ZDNet since 1999. From 1997 to 1999 he was Vice President, Advertising Sales and Marketing of ZDNet. At Ziff-Davis, Inc., Mr. Briggs served as Network Director of Corporate Sales, Associate Publisher of Computer Life, and Publisher of Family PC magazine, a joint venture between Ziff-Davis. Prior to joining Ziff-Davis Inc., Mr. Briggs held a number of positions at Time Warner Inc., including Director of Marketing and Sales Development at Sports Illustrated, National Sales Manager for Time Magazine and Eastern Regional Director for all Time Inc. magazines.

ART FATUM became President of CNET Networks International Media upon the October 2000 acquisition of ZDNet. From July 2000 to October 2000, he was Executive Vice President and Chief Financial Officer of ZDNet. From November 1998 to June 2000, he was Vice President and Chief Financial Officer of PictureTel Corporation, a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions. Before joining PictureTel Corporation, he was President and Managing Director of AT&T Capital Europe (1995-1998), responsible for its pan-European equipment leasing business. Before joining AT&T Capital, Mr. Fatum also held positions with Dun & Bradstreet, Inc. and General Electric Company. Mr. Fatum serves as a director of Benthos, Inc.

JOHN C. "BUD" COLLIGAN became a director of CNET Networks in May 1996. Since March 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, California. From November 1996 until August 1998, Mr. Colligan served as Chairman of Macromedia, Inc., a multimedia software company that he co-founded in 1992, and from 1992 to November 1996 served as its President, Chief Executive Officer and Chief Operating Officer. Prior to joining Macromedia in 1992, Mr. Colligan was President and Chief Executive Officer of Authorware, a multimedia software company, and held various positions with Apple Computer, Inc.

ERIC HIPPEAU became a director of CNET Networks in October 2000 upon the merger with ZDNet. Since November 2001, Mr. Hippeau has served as a Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK. From March 2000 to November 2001, Mr. Hippeau served as President and Executive Managing Director of Softbank International Ventures. Mr. Hippeau was Chairman and Chief Executive Officer of Ziff-Davis Inc. from 1993 until October 2000. He joined Ziff-Davis Inc. in 1989 as publisher of PC Magazine, was named Executive Vice President of Ziff-Davis Inc. in 1990, and was named President and Chief Operating Officer in February 1991. Prior to joining Ziff-Davis, Inc., Mr. Hippeau held a number of positions with IDG, including Vice President of computer publications in Latin America and Publisher of IDG's InfoWorld magazine. Mr. Hippeau is currently a Director of Asia Global Crossing Ltd, Key3Media, Yahoo!, and Starwood Hotels and Resorts Worldwide, Inc. Mr. Hippeau has been nominated to the Board pursuant to the stockholder agreement dated
July 19, 2000 between the company and SOFTBANK, which was entered into in connection with the ZDNet acquisition.

MITCHELL KERTZMAN became a director of CNET Networks in May 1996. Since November 1998, Mr. Kertzman has served as Chief Executive Officer and Director of Liberate Technologies, Inc., an information appliance and software provider. From July 1996 until November 1998, Mr. Kertzman served as Chairman of the Board and Chief Executive Officer of Sybase, Inc., a leading provider of enterprise database software, which Mr. Kertzman joined in February 1995 as Executive Vice President. Prior to joining Sybase, Inc., Mr. Kertzman served as Chief Executive Officer and a director of Powersoft Corporation, an application development tools provider. Mr. Kertzman also serves on the Board of Directors of Handspring, Inc.

RANDALL MAYS became a director of CNET Networks in November 2000. Mr. Mays has served as the Executive Vice President and Chief Financial Officer of Clear Channel since February 1997. Prior to that, Mr. Mays served as Clear Channel's Vice President and Treasurer since January 1993. Prior to joining Clear Channel, Mr. Mays was with Goldman, Sachs & Co. and Trammell Crow Company. Mr. Mays also serves on the Board of Directors of Clear Channel and XM Satellite Radio.

ERIC ROBISON became a director of CNET Networks in December 1994. Mr. Robison is currently President of IdeaTrek. From January 1994 until January 2002, Mr. Robison served as Business Development Associate of Vulcan Ventures Inc., a venture capital firm, and still serves as a consultant to Vulcan. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc. and Denny's Inc. Mr. Robison also serves on the Board of Directors of Cumulus Media, Inc.

RELATED PARTY TRANSACTIONS

The company has an agreement with Clear Channel Communications for the exclusive right to provide programming and sell advertising on a San Francisco, California radio station owned by Clear Channel. In 2001, we paid approximately $900,000 to Clear Channel for those rights. Randall Mays, Director and Chief Financial Officer of Clear Channel, is a member of CNET Networks' Board of Directors and serves as chairman of the Audit Committee. The agreement was originally negotiated with AMFM, Inc., the owner of the San Francisco radio license, prior to the acquisition of that company by Clear Channel.

The company and an affiliate of SOFTBANK Corp. were joint owners of a company that is the licensee and operator of our ZDNet brand and online content in Japan. In March 2002, CNET Networks sold its interest in the company to SOFTBANK for $3 million and entered into a three-year royalty-bearing license by which CNET Networks will continue to license the ZDNet brand and content to that company. In addition, CNET Networks and an affiliate of SOFTBANK Corp. are joint owners of a company that is the licensee and operator of our ZDNet brand and online content in Korea. We contributed approximately $150,000 in connection with the formation of the Korean company. Eric Hippeau, Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK, is a member of CNET Networks' Board of Directors and serves on the Compensation Committee.

********************************************************************************

                 MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

Our business is managed under the direction of the board. The board meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. The board held five formal meetings during the fiscal year ended December 31, 2001 and acted once by written consent. All of the directors attended at least 75% of the aggregate number of board meetings and relevant committee meetings except for Mr. Robison.

The board has established an audit committee and a compensation committee to devote attention to specific subjects and to assist the board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

AUDIT COMMITTEE

Meetings During 2001

        o        Four formal meetings held in 2001.

        o        Did not act by written consent.

Function

        o        Reviews internal financial information

        o        Reviews audit program

        o        Reviews the results of audits with the independent auditors

        o        Oversees quarterly reporting

        o        Selection of our independent accountants

        o        Reviews fees to be paid to independent accountants

        o        Reviews our accounting practices

Members During 2001 and For 2002

        o        Randall Mays

        o        Eric Robison

        o        Mitchell Kertzman

COMPENSATION COMMITTEE

Meetings During 2001

        o        Two formal meetings held in 2001.

        o        Did not act by written consent.

Function

        o Reviews salaries, incentives and other compensation for our officers and other employees

        o Administers our stock option plans and our employee stock purchase plan

Members During 2001 and for 2002

        o        Eric Hippeau

        o        Mitchell Kertzman

        o        John C. "Bud" Colligan

The board does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the board as a whole.

********************************************************************************

                             AUDIT COMMITTEE REPORT

The audit committee of the company's board of directors (the "Audit Committee") in 2001 consisted of three non-employee directors, Randall Mays, Eric Robison and Mitchell Kertzman, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors.

The Audit Committee's responsibilities include:

         o monitoring the preparation of quarterly and annual financial reports by the company's management

         o matters concerning the relationship between the company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services, and determining whether the outside auditors are independent; and

         o overseeing management's implementation of effective systems of internal controls, including review of company policies regarding conflict of interest and legal and regulatory compliance.

Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. As part of the Audit Committee's responsibility to monitor and oversee these processes, the Audit Committee met and held discussions with management and the independent auditors prior to the release of each of the company's four quarterly financial results for 2001. At each of those meetings, management represented to the Audit Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements and the company's significant accounting policies with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence.

Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


                                                         AUDIT COMMITTEE
                                                             Randall Mays
                                                             Eric Robison
                                                             Mitchell Kertzman

********************************************************************************

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 2001.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                  ANNUAL COMPENSATION                 AWARDS
                                                                                    SECURITIES
         NAME AND PRINCIPAL              FISCAL                                     UNDERLYING         ALL OTHER
              POSITION                    YEAR         SALARY($)     BONUS($)        OPTIONS          COMPENSATION
Shelby Bonnie                             2001        284,615              0          400,000                (1)
Chairman and Chief Executive Officer      2000        246,153              0          200,000                (1)
                                          1999        160,000              0          100,000                (1)

Daniel Rosensweig                         2001        326,923        170,000          245,000                (1)
Former President(2)                       2000         67,708        150,000          700,000                (1)
                                                         1999             --               --                --

Douglas Woodrum                           2001        254,807         80,000          170,000                (1)
Executive Vice President and Chief        2000        249,999        105,000          125,000                (1)
Financial Officer                         1999        250,000        101,500           60,000                (1)

Barry Briggs                              2001        305,507        241,500(3)                              (1)
President, U.S. Media(2)                  2000         62,625        225,716          215,000                (1)
                                          1999             --             --          300,000                --

Art Fatum                                 2001        271,384         47,500           90,000                (1)
President, International Media(2)         2000         58,333         50,000           80,000                (1)
                                          1999             --             --               --                --

(1) The aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Joined CNET Networks in October 2000 following the acquisition of ZDNet by CNET Networks. Represents compensation paid after the acquisition only.

(3) Mr. Briggs' bonus was paid pursuant to an agreement entered into with Mr. Briggs upon the acquisition of ZDNet by CNET Networks, as described under "Employment Contracts, Termination of Employment and Change in Control Arrangements."

OPTIONS GRANTED IN 2001

During 2001, options to purchase an aggregate of 13,793,636 shares of common stock at fair market value on the date of grant were granted under our stock options plans. The majority of shares were granted pursuant to two company-wide grants. The Board elected to make a second option grant in 2001 as an acceleration of the 2002 annual grant to take advantage of the then-current market price of the stock, which was significantly lower than the exercise prices on many employee options. The following table provides information regarding stock options granted by the company during 2001 to persons listed in the Summary Compensation Table.

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                            NUMBER OF      % OF TOTAL                                   PRICE APPRECIATION FOR OPTION
                           SECURITIES     OPTIONS GRANTED    EXERCISE                               TERM(1)
                           UNDERLYING    TO EMPLOYEES IN      PRICE    EXPIRATION
     NAME               OPTIONS GRANTED    FISCAL YEAR      ($/SHARE)     DATE             5%($)          10%($)
Shelby Bonnie               400,000             2.90%         3.42      10/8/2011         860,328        2,180,240

Daniel Rosensweig           245,000             1.78%         3.42      10/8/2011         526,950        1,335,396

Douglas Woodrum             170,000             1.23%         3.42      10/8/2011         365,639          926,601

Barry Briggs                215,000             1.56%         3.42      10/8/2011         462,426        1,171,879

Art Fatum                    90,000             0.65%         3.42      10/8/2011         193,573          490,553

(1) These amounts are based on 5% and 10% assumed annual rates of compounded stock price appreciation over the strike price of the options over the life of the options, as mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels. On May 2, 2002, the closing price of the Company's stock was $3.80.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table during the year ended December 31, 2001 and the value of "in-the-money" stock options as of December 31, 2001.

                      SHARES                 NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                     ACQUIRED               UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS AT
                        ON       VALUE    OPTIONS AT FISCAL YEAR-END             FISCAL YEAR-END($)(1)
                     EXERCISE  REALIZED
     NAME              (#)        ($)    EXERCISABLE         UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
Shelby Bonnie          --         --        133,333             566,667                0         2,220,000
Daniel Rosensweig      --         --      1,003,836             740,834        1,127,660         1,359,750
Douglas Woodrum        --         --        765,523             272,917        2,585,112           943,500
Barry Briggs           --         --        737,514             447,827          215,433         1,193,250
Art Fatum              --         --        148,639             140,000                0           499,500

(1) Value based on $8.97 closing price per share of common stock on December 31, 2001, less the exercise price, as required by SEC rules.

DIRECTOR COMPENSATION

We do not pay cash compensation to our directors, but we do reimburse directors for expenses incurred in attending board and committee meetings. Upon election to the board, each non-employee director receives a grant of nonqualified stock options to purchase 80,000 shares of common stock at an exercise price equal to the closing price of the company's common stock on the date of grant. In addition, each non-employee director serving on June 30 of each year automatically receives nonqualified stock options to purchase

20,000 shares of common stock. All of the options granted pursuant to directors are immediately exercisable on the date of grant, but the common stock issued upon exercise is subject to repurchase by us at original cost. This repurchase right lapses, and the optionee's rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of CNET. In addition, vesting will automatically accelerate upon any sale of CNET through a merger, recapitalization, reorganization, asset sale, tender offer or similar event.

INCENTIVE PLAN

The board of directors has adopted an Annual Incentive Plan under which certain key employees are eligible to earn cash bonuses if the company achieves certain financial targets and if the employee achieves certain performance targets. In 2001, we paid an aggregate of approximately $3.8 million to employees with respect to our financial performance in 2000 under the Incentive Plan. In addition, we paid approximately $2.5 million to employees with respect to our financial performance in 2000 under the Ziff-Davis Incentive Plan, which we assumed in connection with the acquisition of ZDNet.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

In connection with the company's acquisition by ZDNet in October 2000, the company signed an agreement with Mr. Briggs, formerly President of ZDNet, pursuant to which it agreed to pay him a bonus of $241,500 with respect to the fiscal year ended December 31, 2001. At the same time, the company also signed an agreement with Mr. Fatum, formerly Chief Financial Officer of ZDNet, that was consistent with a previous agreement between ZDNet and Mr. Fatum, providing that if Mr. Fatum's employment is terminated within three years following the acquisition, Mr. Fatum will receive an amount equal to one year's annual base salary. The options granted to each of the named executive officers on October 8, 2001 provide that if such officer's employment is terminated without cause within one year following certain change-in-control transactions, then 18 months worth of options will immediately acceleration upon such officer's termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation decisions concerning our executive officers for 2001 were made by the compensation committee, subject to the terms of any pre-existing employment agreements between us and such executive officers. Messrs. Colligan, Hippeau and Kertzman served as members of the compensation committee during 2001. None of the compensation committee members is or has been a company officer or employee. None of our executive officers currently serves on the compensation committee or any similar committee of another public company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

The compensation committee is responsible for recommending to the full board salary amounts for our executive officers and making the final determination regarding bonus arrangements for such persons. The compensation committee is also responsible for making the final determination regarding awards of stock options to such persons.

Compensation Philosophy. Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of our strategic financial and operating performance objectives and to reward performance that meets this standard. We are engaged in a highly competitive business and must attract and retain qualified executives in order to be successful. In 2001, executive compensation was comprised of the following elements:

         Base Salary and Bonuses. To the extent not determined pursuant to pre-existing employment agreements, the base salary for our executive officers was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to our business, the responsibilities of each executive officer and the subjective evaluation of each officer's contribution and potential contribution to us. The compensation committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals. Bonuses paid to all employees with respect to fiscal year 2001, including the executive officers, were significantly lower than the target bonuses, reflecting the fact that the company did not achieve its financial targets in 2001, with the exception of Mr. Briggs, whose bonus was paid pursuant to an agreement entered into in connection with the acquisition of ZDNet.

         Stock Options. Our stock option plans form the basis of our long-term incentive plan for executive officers and other key employees. The compensation committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In selecting recipients for option grants and in determining the size of such grants, the compensation committee considers various factors such as the performance of CNET and the contributions of the individual recipient to CNET. We made two company-wide option grants in 2001, one in June and one in October. The October grants were made in lieu of grants that would otherwise have been made in 2002 to take advantage of the then-current market price of the stock, which was significantly lower than the exercise prices on many employee options. However, the named executive officers and certain other officers received only the October grant.

         Benefits. Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to ours, as well as various benefits generally available to our employees (such as health insurance). The compensation committee intends to design our compensation programs so that compensation paid to executive officers will qualify for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). However, we may pay compensation which is not deductible in limited circumstances when prudent management so requires.

2001 Compensation of Chief Executive Officer. Mr. Bonnie served as our Chief Executive Officer during 2001. Commencing in March 2001, Mr. Bonnie's base salary was $350,000. Prior to that it was $250,000. In addition, in 2001 Mr. Bonnie received option grants totaling 400,000 shares. The Committee and Mr. Bonnie determined that it was in the mutual interests of Mr. Bonnie and the company for Mr. Bonnie to receive an enhanced option grant in lieu of a cash bonus for 2001. The board ratified decisions made by the committee with respect to Mr. Bonnie's compensation. Mr. Bonnie's overall compensation reflects a higher degree of responsibility for strategic decision making and for our financial and operational results. The compensation committee believes that prior to its adjustment in March 2001, Mr. Bonnie's cash compensation was significantly below competitive salaries paid to executives with similar qualifications and responsibilities. We believe that the adjustment makes his cash compensation more competitive but still below the mean for comparable executives.

                                                     COMPENSATION COMMITTEE
                                                     John C. "Bud" Colligan
                                                     Eric Hippeau
                                                     Mitchell Kertzman


********************************************************************************


                           CORPORATE PERFORMANCE GRAPH


The following graph compares the cumulative total return of the common stock during the period commencing December 31, 1996 to December 31, 2001, with the Nasdaq Composite Index and the JP Morgan Chase H&Q Internet Index (the "Peer Group Index"). The Nasdaq Composite Index, which includes over 4,000 companies, measures all Nasdaq domestic and international based common type stocks listed on The Nasdaq Stock Market. The graph depicts the results of investing $100 in the common stock, the NASDAQ Composite Index and the Peer Group Index at closing prices on July 2, 1996, and assumes that all dividends were reinvested. Last year's graph mislabeled the Nasdaq Composite Index as the Nasdaq 100 Index.

                     [Graph Depicting the Following Points]

                          CNET               Nasdaq Composite          Chase H&Q Index
                   -------------------    ----------------------     -------------------
         Date       Close      CNET        Close     Nasdaq Comp     Close    Peer index
         ----      -------   ---------    --------   -----------     ------   ----------
        7/2/1996     4.000   $  100.00    1,191.15    $  100.00      100.38   $  100.00
      12/31/1996     7.250   $  181.25    1,291.03       108.39       84.26       83.94
      12/31/1997     7.375   $  184.38    1,570.35       131.83      113.08      112.65
      12/31/1998   13.3125   $  332.81    2,192.69       184.08      263.25      262.25
      12/31/1999    56.750   $1,418.75    4,069.31       341.63      912.76      909.30
      12/31/2000    16.000   $  400.00    2,470.52       207.41      351.20      349.87
      12/31/2001     8.970   $  224.25    1,950.40       163.74      225.98      225.12

THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

********************************************************************************

                                OTHER INFORMATION


STOCKHOLDER PROPOSALS

A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's 2003 annual meeting that is received at our principal executive office by December 31, 2002 will be included in our proxy statement and form of proxy for that meeting. In addition, under the terms of the Company's Bylaws, a stockholder who intends to present an item of business at the 2003 annual meeting (other than a proposal submitted for inclusion in the Company's proxy materials) must provide written notice of such business to the Company by December 31, 2002. Proposals and other items of business should be submitted by certified mail to the attention of the Secretary of the Corporation at 235 Second Street, San Francisco, California 94105.


PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the board. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee of $7,500 plus reimbursement of out-or-pocket expenses. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone or telegraph. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the common stock.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP, independent certified public accountants, has been selected by the board as our independent auditor for the current year. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, excluding audit related fees (as defined below), and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $691,667.

Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All other fees. The aggregate fees billed by KPMG LLP for other services rendered to the Company consisted of:

Audit related fees(1)....................................   $224,614
Other non-audit services(2)..............................   $183,200
                                                            --------
Total all other fees.....................................   $407,814

(1) Audit related fees consisted of audits of financial statements for employee benefit plans, statutory audits required of certain locations outside the U.S. where the company has operations, review of registration statements and issuance of consents

(2)      Other non-audit fees consisted of tax advice and compliance services

OTHER MATTERS

The board is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the company.

FINANCIAL STATEMENTS AND ADDITIONAL COPIES

WE WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE OUR ANNUAL REPORT ON FORM 10-K. ONLY ONE ANNUAL REPORT OR PROXY STATEMENT, AS APPLICABLE, WILL BE MAILED TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS UNLESS THE COMPANY RECEIVES CONTRARY INSTRUCTIONS FROM ONE OR MORE OF THE STOCKHOLDERS. UPON WRITTEN REQUEST THE COMPANY WILL PROMPTLY DELIVER A SEPARATE COPY OF THE ANNUAL REPORT OR PROXY STATEMENT, AS APPLICABLE, TO A STOCKHOLDER AT A SHARED ADDRESS TO WHICH A SINGLE COPY WAS DELIVERED. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, CNET NETWORKS, INC., 28 E. 28TH STREET, NEW YORK, NY 10016; TELEPHONE NUMBER:
646-472-3806.

                                   APPENDIX A

                TEXT OF PROPOSED AMENDMENT TO STOCK OPTION PLANS

This plan is hereby amended to permit a one-time exchange by option holders of option grants having a strike price greater than $12.00 for replacement grants to be granted on a date determined by the Board of Directors or the Compensation Committee that is within thirty-five days following the date that is six months after the date on which the options are surrendered, having a strike price equal to the closing price of the company's common stock on the Nasdaq Stock Market on the date of grant.

The option exchange ratios shall be as follows:

                         Options Surrendered    Options Replaced
$12.01 to $16.00                   1.5                  1
$16.01 to $20.00                   2.0                  1
$20.01 to $25.00                   2.5                  1
$25.01 to $30.00                   3.0                  1
Above $30.00                       3.5                  1

This Plan is further amended to permit the re-issuance of options surrendered in the exchange in connection with the replacement grant. Replacement grants shall have the same term as the grants they replace and shall not be exercisable for a period of six months from the date of grant. On the date that is six months from grant, the replacement options shall immediately vest to the same extent that the options they replace would have been vested on that date.

                               CNET NETWORKS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


                                            FOR ALL           WITHHOLD                  FOR all nominees,
                                            nominees          AUTHORITY                 except vote withheld
                                                              to vote for               for those named below:
                                                              all nominees
1.  Election of Class III
         Directors:                         [ ]               [ ]                       [ ]
         01 MITCHELL KERTZMAN
         02 RANDALL MAYS

                                                                                        ----------------------
                                                                                        Nominee Exceptions

2.  The amendment of the company's
    stock option plans to permit
    the exchange of options having
    a strike price greater than
    $12.00 per share for a lesser
    number of new options to be
    granted at least six months
    and one day from the
    cancellation of the surrendered
    options                                 FOR               AGAINST           ABSTAIN
                                            [ ]               [ ]               [ ]

3.  Ratification of KPMG LLP,               FOR               AGAINST           ABSTAIN
    independent certified                   [ ]               [ ]               [ ]
    public accountants,
    to serve as the Company's
    independent auditors
    for the fiscal year
    ending December 31, 2002:

4.  On any other business that
    may properly come before the
    meeting; hereby revoking any
    proxy heretofore given by the
    undersigned


                                      DATED:                  , 2002.
                                            ------------------

                                            ------------------------------------

                                            ------------------------------------
                                            (SIGNATURE OF STOCKHOLDER(S))

                                      (JOINT OWNERS MUST EACH SIGN. PLEASE SIGN
                                      EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS
                                      CARD. WHEN SIGNING AS ATTORNEY, TRUSTEE,
                                      EXECUTOR, ADMINISTRATOR, GUARDIAN OR
                                      CORPORATE OFFICER, PLEASE GIVE YOUR FULL
                                      TITLE.)

                                      PLEASE SIGN, DATE AND MAIL TODAY.

********************************************************************************

                            * FOLD AND DETACH HERE *

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                      PROMPTLY USING THE ENCLOSED ENVELOPE.


                               CNET NETWORKS, INC.
       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                       9:00 A.M., WEDNESDAY, JUNE 12, 2002
     CNET NETWORKS, INC., 235 SECOND STREET, SAN FRANCISCO, CALIFORNIA 94105

         The undersigned stockholder of CNET NETWORKS, Inc. (the "Company") hereby Appoints Shelby Bonnie and Sharon Le Duy, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) OR (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated May 2, 2002, is hereby acknowledged.